UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2006

Globix Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-14168	13-3781263
(State or other jurisdiction of	(Commission	(IRS Employer Identification No.)
incorporation)	File Number)

139 Centre Street, New York, New York	10013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 334-8500

     (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K, Current Report
Globix Corporation
Commission File No. 001-14168

Item 5.02(b) Departure of Principal Officers

     On May 15, 2006, Henry J. Conicelli, the Company’s Vice President and Controller, resigned from the Company in order to accept another opportunity. Mr. Conicelli’s resignation was not related to any disagreement or dispute with the Company’s management. The Company is in the process of initiating a search for Mr. Conicelli’s successor.

Item 5.02(c) Appointment of Principal Officers

     On May 17,, 2006, Eric Sandman was promoted to Senior Vice President and Chief Financial Officer of the Company. Mr. Sandman, age 41, previously was the Company’s Senior Vice President Finance and Corporate Development. Mr. Sandman was Director of Financial Planning and Analysis at NEON Communications, Inc. prior to its merger with the Company in 2005. Prior to his September, 2000 employment with NEON Communications, Inc., Mr. Sandman served as Manager — Financial Analysis at Northeast Utilities in Berlin, Connecticut, where he commenced employment in 1999.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2006

Globix Corporation
By: /s/ Gene M. Bauer
Name: Gene M. Bauer
Title: Senior Vice President & Secretary